Exhibit 99.1

News Release

JLL Reports Strong First-Quarter 2021 Results
Diluted earnings per share of $1.97, up from $0.10 last year; adjusted diluted earnings per share1 of $2.10, up from $0.49
CHICAGO, May 5, 2021 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the first quarter of 2021.
•Consolidated revenue was $4.0 billion and fee revenue1 was $1.4 billion, decreases of 4% and 7%, respectively
◦Transaction-based service lines reflected improving economic conditions, highlighted by outstanding rebound in Asia Pacific
◦Property & Facility Management growth led by continued strength of Americas Corporate Solutions
•Overall margin expansion included
◦Valuation increases to JLL Technologies' strategic proptech investments
◦Year-over-year changes in loan loss credit reserves and the fair value of LaSalle's co-investment portfolio
◦Cost mitigation benefits partially offsetting pandemic's impact to revenue
•Credit Facility maturity extended to 2026; sustainability commitments incorporated into Facility pricing
"Our strong first-quarter results demonstrated JLL's commitment to delivering value to stakeholders across our global, scaled platform and reflected our investments in technology growth initiatives while prudently managing expenses," said Christian Ulbrich, JLL CEO. "While the pandemic continues to cause global disruption, we are encouraged by promising economic signs that indicate 2021 can be a year of strong recovery. More than ever, ‘One JLL,’ which brings together all our global service capabilities, puts us at a competitive advantage as we advise our clients on transitioning to a post-pandemic environment."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months Ended March 31,
	2021	2020	% Change in USD	% Change in LC

Revenue	$4,037.1	$4,096.0	(1)%	(4)%
Revenue before reimbursements	2,129.6	2,233.0	(5)	(8)
Fee revenue[1]	1,442.7	1,505.2	(4)	(7)

Net income attributable to common shareholders	$103.0	$5.3	n.m.	n.m.
Adjusted net income attributable to common shareholders[1]	109.7	25.8	n.m.	n.m.

Diluted earnings per share	$1.97	$0.10	n.m.	n.m.
Adjusted diluted earnings per share[1]	2.10	0.49	n.m.	n.m.

Adjusted EBITDA[1]	$190.1	$95.6	99%	96%
Adjusted EBITDA, Real Estate Services	169.2	120.1	41	39
Adjusted EBITDA, LaSalle	20.9	(24.4)	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
n.m.: not meaningful, represented by a percentage change of greater than 100%, favorably or unfavorably.
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JLL Reports Strong First-Quarter 2021 Results - Page 2
Consolidated First-Quarter 2021 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2021	2020
Leasing	$449.5	$492.4	(9)%	(10)%
Capital Markets	320.4	342.3	(6)	(9)
Property & Facility Management	2,414.0	2,365.8	2	(1)
Project & Development Services	551.8	604.4	(9)	(12)
Advisory, Consulting and Other	210.2	186.2	13	8
Real Estate Services (“RES”) revenue	$3,945.9	$3,991.1	(1)%	(4)%
LaSalle	91.2	104.9	(13)	(16)
Total revenue	$4,037.1	$4,096.0	(1)%	(4)%
Reimbursements	(1,907.5)	(1,863.0)	2	—
Revenue before reimbursements	$2,129.6	$2,233.0	(5)%	(8)%
Gross contract costs[1]	(677.2)	(729.4)	(7)	(11)
Net non-cash MSR and mortgage banking derivative activity	(9.7)	1.6	n.m.	n.m.
Total fee revenue[1]	$1,442.7	$1,505.2	(4)%	(7)%
Leasing	429.5	475.2	(10)	(11)
Capital Markets	305.3	334.1	(9)	(11)
Property & Facility Management	304.7	279.9	9	5
Project & Development Services	170.1	188.3	(10)	(13)
Advisory, Consulting and Other	147.8	129.1	14	9
RES fee revenue	1,357.4	1,406.6	(3)	(6)
LaSalle	85.3	98.6	(13)	(17)
Operating income	$80.7	$64.6	25%	23%
Equity earnings (losses)	$48.5	$(28.3)	n.m.	n.m.
Adjusted EBITDA[1]	$190.1	$95.6	99%	96%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Strong First-Quarter 2021 Results - Page 3
The continued impact of the COVID-19 pandemic (the "pandemic") contributed to lower consolidated RES revenue and fee revenue, compared with the prior-year quarter, as strong growth in Asia Pacific was more than offset by declines in Americas and EMEA. Notably, the consolidated RES revenue decreases in transaction-based service lines were less than the trailing three quarters, with encouraging economic indicators present in many geographies. Corporate Solutions continued to deliver stable fee revenue performance as strength in facilities management offset a decrease in Project & Development Services.
Net income attributable to common shareholders was $103.0 million, compared with $5.3 million last year, and Adjusted EBITDA was $190.1 million, compared with $95.6 million in 2020. Diluted earnings per share were $1.97, up from $0.10 in 2020; adjusted diluted earnings per share were $2.10, compared with $0.49 last year. Notable drivers of year-over-year growth include the following;
•A $12.0 million gain recognized on the sale of a business as part of a broader investment made in Roofstock, a marketplace for investing in the dynamic single-family rental sector. This strategic investment enables JLL to offer access to a sector that is increasingly in demand by investor clients. This gain on sale is excluded from adjusted measures.
•$34.7 million from valuation increases to JLL Technologies' investments, reflecting progress in the strategy to invest in early-stage proptech companies. Refer to the Americas segment highlights for additional detail.
•LaSalle's co-investment portfolio, which contributed $13.0 million of equity earnings in 2021 compared with equity losses of $40.3 million in 2020.
•An $8.1 million non-cash reduction to loan loss credit reserves recognized in Americas results, compared with a $30.6 million increase in reserves during the prior-year quarter.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 13.2% in USD (13.4% in local currency), compared with 6.4% in 2020. The net margin expansion was primarily due to the year-over-year non-cash changes in loan loss credit reserves and LaSalle equity earnings discussed above. Remaining margin expansion was driven by JLL Technologies' investments as well as strong contributions from Asia Pacific, partially offset by a decline in EMEA. Refer to the segment performance highlights for additional detail.
Cash Flows and Balance Sheet:
Cash used in operating activities was $461.8 million for the first quarter of 2021, compared with $546.1 million used in the prior year. The decrease in cash used was primarily due to less incentive compensation paid in 2021, compared with 2020, partially offset by lower collections of trade receivables, reflecting higher revenue in 2019 compared with 2020.
Total net debt was $670.3 million as of March 31, 2021, representing an increase of $478.2 million from December 31, 2020, and a decrease of $843.2 million from March 31, 2020. The increase from year end reflected typical seasonality, driven by annual incentive compensation payments made in the first quarter. The decline from March 31, 2020, was driven by substantial cash collections in 2020 as well as lower incentive compensation payments this year, compared with the prior-year quarter.
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JLL Reports Strong First-Quarter 2021 Results - Page 4
Americas First-Quarter 2021 Performance Highlights:

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2021	2020
Revenue	$2,443.9	$2,523.1	(3)%	(3)%
Reimbursements	(1,385.7)	(1,393.5)	(1)	(1)
Revenue before reimbursements	$1,058.2	$1,129.6	(6)%	(6)%
Gross contract costs[1]	(215.8)	(212.8)	1	2
Net non-cash MSR and mortgage banking derivative activity	(9.7)	1.6	n.m.	n.m.
Fee revenue[1]	$832.7	$918.4	(9)%	(9)%
Leasing	351.4	405.6	(13)	(14)
Capital Markets	206.6	246.6	(16)	(16)
Property & Facility Management	146.5	128.7	14	14
Project & Development Services	81.3	93.4	(13)	(13)
Advisory, Consulting and Other	46.9	44.1	6	6
Equity earnings	$34.5	$12.7	n.m.	n.m.
Segment income	$145.0	$94.6	53%	53%
Adjusted EBITDA[1]	$169.0	$121.3	39%	39%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

The pandemic continued to negatively impact the Americas transaction-based service lines, although the decline in U.S. Leasing was notably less significant than recent quarters. Continued growth in industrial partially offset a decline in office leasing activity, however, U.S. office leasing again outperformed market gross absorption, which was down 45% according to JLL Research. Lower investment sales and debt placement activity drove the decline in Capital Markets revenue while the multifamily business continued to deliver stable revenue performance. Strong revenue and fee revenue growth in Property & Facility Management was attributable to new client wins and expansions of existing Corporate Solutions client relationships.
Equity earnings were entirely driven by valuation increases to JLL Technologies' investments, as discussed in the Consolidated Performance Highlights, a reflection of subsequent financing rounds at increased per-share values for certain investments. In the prior year, equity earnings were largely attributable to gains by consolidated variable interest entities in which the company held no equity interest, and therefore, these gains had no net impact to Adjusted EBITDA.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 20.3% in USD and local currency, compared with 13.2% in 2020. The equity earnings noted above and year-over-year change in loan loss credit reserves substantially drove the margin expansion. The residual nominal margin improvement reflected savings from cost mitigation efforts during the trailing twelve months which offset the impact of lower revenue.
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JLL Reports Strong First-Quarter 2021 Results - Page 5
EMEA First-Quarter 2021 Performance Highlights:

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2021	2020
Revenue	$716.2	$755.9	(5)%	(12)%
Reimbursements	(153.4)	(182.8)	(16)	(23)
Revenue before reimbursements	$562.8	$573.1	(2)%	(9)%
Gross contract costs[1]	(251.3)	(262.6)	(4)	(11)
Fee revenue[1]	$311.5	$310.5	—%	(7)%
Leasing	50.3	47.0	7	(1)
Capital Markets	70.3	68.8	2	(5)
Property & Facility Management	77.0	77.9	(1)	(8)
Project & Development Services	59.2	66.1	(10)	(16)
Advisory, Consulting and Other	54.7	50.7	8	—
Equity earnings	$—	$—	n.m.	n.m.
Segment loss	$(35.8)	$(20.5)	75	69
Adjusted EBITDA[1]	$(24.8)	$(10.6)	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA’s revenue and fee revenue in 2021 continued to be influenced by the pandemic, particularly on a local currency basis, compared with the prior-year quarter which had not yet been meaningfully impacted. Transaction-based revenues were largely stable as significant growth in certain geographies, highlighted by Switzerland, was offset by geographies that experienced more restrictive lock-down measures, such as Germany and the UK. Lower activity in the fit-out business and significant prior-year project activity in MENA that did not recur this quarter primarily drove the decline in Project & Development Services. A decrease in fee revenue from the UK mobile engineering business impacted Property & Facility Management.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was negative 8.0% in USD (negative 8.4% in local currency), compared with negative 3.4% last year. The decline in revenue as well as a contract loss in the UK mobile engineering business contributed to the lower margin performance, more than offsetting savings resulting from cost mitigation efforts during the trailing twelve months.
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JLL Reports Strong First-Quarter 2021 Results - Page 6
Asia Pacific First-Quarter 2021 Performance Highlights:

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2021	2020
Revenue	$785.8	$712.1	10%	3%
Reimbursements	(366.9)	(284.9)	29	19
Revenue before reimbursements	$418.9	$427.2	(2)%	(8)%
Gross contract costs[1]	(205.7)	(249.5)	(18)	(21)
Fee revenue[1]	$213.2	$177.7	20%	12%
Leasing	27.8	22.6	23	16
Capital Markets	28.4	18.7	52	39
Property & Facility Management	81.2	73.3	11	4
Project & Development Services	29.6	28.8	3	(4)
Advisory, Consulting and Other	46.2	34.3	35	24
Equity earnings (losses)	$1.0	$(0.7)	n.m.	n.m.
Segment income	$17.8	$2.4	n.m.	n.m.
Adjusted EBITDA[1]	$25.0	$9.4	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific's double-digit fee revenue increase reflected an outstanding rebound in transaction-based revenue along with continued stability in Corporate Solutions. An increase in large-deal transactions, particularly in Singapore and Australia, drove revenue expansion in Capital Markets. Growth in Leasing was led by a pick-up in office volumes, especially in Greater China. Significant growth in Valuations Advisory, notably in Greater China and Australia, led Advisory, Consulting and Other.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 11.7% in USD (11.3% in local currency), compared with 5.3% in 2020. The significant margin expansion was attributable to growth in transaction-based revenue and savings resulting from cost mitigation efforts during the trailing twelve months.
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JLL Reports Strong First-Quarter 2021 Results - Page 7
LaSalle First-Quarter 2021 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2021	2020
Revenue	$91.2	$104.9	(13)%	(16)%
Reimbursements(a)	(1.5)	(1.8)	(17)	(24)
Revenue before reimbursements	$89.7	$103.1	(13)%	(16)%
Gross contract costs(a)	(4.4)	(4.5)	(2)	(3)
Fee revenue[1]	$85.3	$98.6	(13)%	(17)%
Advisory fees(a)	79.3	82.0	(3)	(8)
Transaction fees & other(a)	6.0	10.9	(45)	(47)
Incentive fees	—	5.7	(100)	(100)
Equity earnings (losses)	$13.0	$(40.3)	n.m.	n.m.
Segment income (loss)	$19.4	$(26.1)	n.m.	n.m.
Adjusted EBITDA[1]	$20.9	$(24.4)	n.m.	n.m.
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Lower LaSalle advisory fees were largely attributable to pandemic-driven valuation declines in assets under management over the trailing twelve months. Transaction and Incentive fees reflected decreased acquisition/transaction activity in 2021.
Equity earnings in the current quarter were substantially driven by increases to the estimated fair value of underlying real estate investments within LaSalle's co-investment portfolio. In the prior year, equity losses were largely driven by the pandemic's impact on real estate prices which drove lower estimated fair values within the portfolio.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 24.5% in USD (24.7% in local currency), compared with negative 24.8% last year. Margin improvement was attributable to the year-over-year change in equity earnings, partially offset by lower revenue.
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JLL Reports Strong First-Quarter 2021 Results - Page 8
About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $16.6 billion in 2020, operations in over 80 countries and a global workforce of over 91,000 as of March 31, 2021. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, May 5, 2021, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone.

Supplemental Information	Contact
Supplemental information regarding the first quarter 2021 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations and Corporate Finance:
	Phone:	+1 312 252 8943
	E-mail:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to, the material adverse effect that the pandemic is having on JLL's business, which may cause the company's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2020, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in millions, except share and per share data)	2021	2020

Revenue before reimbursements	$2,129.6	$2,233.0
Reimbursements	1,907.5	1,863.0
Total Revenue	$4,037.1	$4,096.0

Operating expenses:
Compensation and benefits	$1,334.4	$1,324.5
Operating, administrative and other	644.3	774.8
Reimbursed expenses	1,907.5	1,863.0
Depreciation and amortization	53.0	55.0
Restructuring and acquisition charges[3]	17.2	14.1
Total operating expenses	3,956.4	4,031.4

Operating income	80.7	64.6

Interest expense, net of interest income	10.4	14.6
Equity earnings (losses)	48.5	(28.3)
Other income	11.8	0.9

Income before income taxes and noncontrolling interest	130.6	22.6
Income tax provision	28.2	5.0
Net income	102.4	17.6

Net (loss) income attributable to noncontrolling interest	(0.6)	12.3

Net income attributable to common shareholders	$103.0	$5.3

Basic earnings per common share	$2.01	$0.10
Basic weighted average shares outstanding (in 000's)	51,173	51,612

Diluted earnings per common share	$1.97	$0.10
Diluted weighted average shares outstanding (in 000's)	52,175	52,458

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)

	Three Months Ended March 31,
(in millions)	2021	2020
AMERICAS - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$914.6	$1,010.3
Depreciation and amortization	33.1	37.4
Total segment operating expenses, excluding reimbursed	947.7	1,047.7
Gross contract costs[1]	(215.8)	(212.8)
Total fee-based segment operating expenses	$731.9	$834.9

Segment operating income	$110.5	$81.9
Equity earnings	34.5	12.7
Total segment income	145.0	94.6
Add:
Depreciation and amortization	33.1	37.4
Other income	12.0	—
Net (income) loss attributable to noncontrolling interest	0.6	(12.3)
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	(9.7)	1.6
Gain on disposal	(12.0)	—
Adjusted EBITDA[1]	$169.0	$121.3

EMEA - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$587.7	$584.4
Depreciation and amortization	10.9	9.2
Total segment operating expenses, excluding reimbursed	598.6	593.6
Gross contract costs[1]	(251.3)	(262.6)
Total fee-based segment operating expenses	$347.3	$331.0

Segment operating loss	$(35.8)	$(20.5)
Equity earnings	—	—
Total segment loss	(35.8)	(20.5)
Add:
Depreciation and amortization	10.9	9.2
Other income	0.1	0.8
Net income attributable to noncontrolling interest	—	(0.1)
Adjusted EBITDA[1]	$(24.8)	$(10.6)

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended March 31,
(in millions)	2021	2020
ASIA PACIFIC - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$394.8	$417.5
Depreciation and amortization	7.3	6.6
Total segment operating expenses, excluding reimbursed	402.1	424.1
Gross contract costs[1]	(205.7)	(249.5)
Total fee-based segment operating expenses	$196.4	$174.6

Segment operating income	$16.8	$3.1
Equity earnings (losses)	1.0	(0.7)
Total segment income	17.8	2.4
Add:
Depreciation and amortization	7.3	6.6
Other (expense) income	(0.1)	0.4
Adjusted EBITDA[1]	$25.0	$9.4

LASALLE
Compensation, operating and administrative expenses	$81.6	$87.1
Depreciation and amortization	1.7	1.8
Total segment operating expenses, excluding reimbursed	83.3	88.9
Gross contract costs[1]	(4.4)	(4.5)
Total fee-based segment operating expenses	$78.9	$84.4

Segment operating income	$6.4	$14.2
Equity earnings (losses)	13.0	(40.3)
Total segment income (loss)	19.4	(26.1)
Add:
Depreciation and amortization	1.7	1.8
Other expense	(0.2)	(0.1)
Adjusted EBITDA[1]	$20.9	$(24.4)

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Three Months Ended March 31,
(in millions)	2021	2020

Cash used in operating activities	$(461.8)	$(546.1)

Cash used in investing activities	(97.8)	(90.5)

Cash provided by financing activities	376.7	883.3

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(12.4)	(21.1)

Net change in cash, cash equivalents and restricted cash	$(195.3)	$225.6

Cash, cash equivalents and restricted cash, beginning of year	839.8	652.1

Cash, cash equivalents and restricted cash, end of period	$644.5	$877.7

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	March 31,	December 31,		March 31,	December 31,
(in millions, except share and per share data)	2021	2020		2021	2020
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$456.6	$574.3	Accounts payable and accrued liabilities	$1,108.7	$1,229.8
Trade receivables, net of allowance	1,477.4	1,636.1	Reimbursable payables	1,016.6	1,154.5
Notes and other receivables	399.9	469.9	Accrued compensation & benefits	1,031.4	1,433.2
Reimbursable receivables	1,430.1	1,461.3	Short-term borrowings	90.6	62.0
Warehouse receivables	832.1	1,529.2	Short-term contract liability and deferred income	181.0	192.9
Short-term contract assets, net of allowance	264.7	265.8	Short-term acquisition-related obligations	72.4	91.7
Prepaid and other	412.9	517.1	Warehouse facilities	833.5	1,498.4
Total current assets	5,273.7	6,453.7	Short-term operating lease liability	159.1	165.7
Property and equipment, net of accumulated depreciation	682.0	663.9	Other	198.5	299.6
Operating lease right-of-use asset	706.5	707.4	Total current liabilities	4,691.8	6,127.8
Goodwill	4,201.7	4,224.7	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	687.0	679.8	Credit facility, net of debt issuance costs (a)	342.3	(8.7)
Investments in real estate ventures	545.1	430.8	Long-term debt, net of debt issuance costs	684.0	702.0
Long-term receivables	249.7	231.1	Long-term deferred tax liabilities, net	114.6	120.0
Deferred tax assets, net	293.9	296.5	Deferred compensation	461.8	450.0
Deferred compensation plans	480.2	446.3	Long-term acquisition-related obligations	22.7	26.2
Other	186.6	182.3	Long-term operating lease liability	692.4	683.9
Total assets	$13,306.4	$14,316.5	Other	582.1	597.5
			Total liabilities	$7,591.7	$8,698.7

			Redeemable noncontrolling interest	$7.8	$7.8

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	2,015.5	2,023.3
			Retained earnings	4,078.9	3,975.9
			Treasury stock	(85.7)	(96.1)
			Shares held in trust	(5.4)	(5.6)
			Accumulated other comprehensive loss	(383.6)	(377.2)
			Total company shareholders' equity	5,620.2	5,520.8
			Noncontrolling interest	86.7	89.2
			Total equity	5,706.9	5,610.0
			Total liabilities and equity	$13,306.4	$14,316.5

Please reference accompanying financial statement notes.
(a) As there was no outstanding balance on the Credit facility as of December 31, 2020, the negative liability reflected unamortized debt issuance costs.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and
(iv)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue before reimbursements. Consistent with the treatment of directly reimbursed expenses, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the gain recognized on the sale of a business within Americas. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months Ended March 31,
($ in millions)	2021	2020

Revenue	$4,037.1	$4,096.0
Reimbursements	(1,907.5)	(1,863.0)
Revenue before reimbursements	2,129.6	2,233.0
Gross contract costs	(677.2)	(729.4)
Net non-cash MSR and mortgage banking derivative activity	(9.7)	1.6
Fee revenue	$1,442.7	$1,505.2

Operating expenses	$3,956.4	$4,031.4
Reimbursed expenses	(1,907.5)	(1,863.0)
Gross contract costs	(677.2)	(729.4)
Fee-based operating expenses	$1,371.7	$1,439.0

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months Ended March 31,
($ in millions)	2021	2020

Net income attributable to common shareholders	$103.0	$5.3
Add:
Interest expense, net of interest income	10.4	14.6
Provision for income taxes	28.2	5.0
Depreciation and amortization	53.0	55.0
EBITDA	$194.6	$79.9
Adjustments:
Restructuring and acquisition charges[3]	17.2	14.1
Gain on disposition	(12.0)	—
Net non-cash MSR and mortgage banking derivative activity	(9.7)	1.6
Adjusted EBITDA	$190.1	$95.6
Net income margin attributable to common shareholders	4.8%	0.2%
Adjusted EBITDA margin	13.4%	6.4%

	Three months Ended March 31,
(In millions, except share and per share data)	2021	2020

Net income attributable to common shareholders	$103.0	$5.3
Diluted shares (in thousands)	52,175	52,458
Diluted earnings per share	$1.97	$0.10

Net income attributable to common shareholders	$103.0	$5.3
Adjustments:
Restructuring and acquisition charges[3]	17.2	14.1
Net non-cash MSR and mortgage banking derivative activity	(9.7)	1.6
Amortization of acquisition-related intangibles	13.0	14.5
Gain on disposition	(12.0)	—
Tax impact of adjusted items(a)	(1.8)	(9.7)
Adjusted net income attributable to common shareholders	$109.7	$25.8
Diluted shares (in thousands)	52,175	52,458
Adjusted diluted earnings per share	$2.10	$0.49
(a) For the first quarter of 2021, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates. The tax impact of adjusted items for the first quarter of 2020 was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended March 31,
($ in millions)	2021	% Change
Revenue:
At current period exchange rates	$4,037.1	(1)%
Impact of change in exchange rates	(110.2)	n/a
At comparative period exchange rates	$3,926.9	(4)%

Fee revenue:
At current period exchange rates	$1,442.7	(4)%
Impact of change in exchange rates	(40.5)	n/a
At comparative period exchange rates	$1,402.2	(7)%

Operating income:
At current period exchange rates	$80.7	25%
Impact of change in exchange rates	(1.3)	n/a
At comparative period exchange rates	$79.4	23%

Adjusted EBITDA:
At current period exchange rates	$190.1	99%
Impact of change in exchange rates	(2.6)	n/a
At comparative period exchange rates	$187.5	96%
2.    Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

3.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.
    The table below shows restructuring and acquisition charges, including the portion related to the acquisition and integration of HFF (retention and severance expense, early lease termination costs, and other integration expenses).

	Three Months Ended March 31,
(in millions)	2021	2020
Severance and other employment-related charges	$1.8	$1.3
Restructuring, pre-acquisition and post-acquisition charges	15.5	21.0
Fair value adjustments that resulted in a net decrease to earn-out liabilities from prior-period acquisition activity	(0.1)	(8.2)
Total restructuring & acquisition charges	$17.2	$14.1
Portion of total restructuring & acquisition charges related to the acquisition and integration of HFF	$11.5	$21.3
4.    The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the three months ended March 31, 2021, to be filed with the SEC in the near future.
5.    As of March 31, 2021, LaSalle had $70.9 billion of real estate assets under management (AUM), composed of $36.3 billion invested in separate accounts, $30.0 billion invested in fund management vehicles and $4.6 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $22.2 billion in North America, $13.5 billion in the UK, $11.8 billion in Asia Pacific and $13.1 billion in continental Europe. The remaining $5.7 billion relates to Global Partner Solutions which is a global business line.
    AUM increased 3% in USD (0% in local currency) from $68.9 billion as of December 31, 2021. The AUM increase resulted from (i) $1.9 billion of foreign currency increases, (ii) $1.1 billion of acquisitions, and (iii) $0.9 billion of net valuation increases, partially offset by $1.9 billion dispositions and withdrawals.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.0 billion in private equity capital for the quarter ended March 31, 2021.
LaSalle's results for the three months ended March 31, 2021, included approximately $4 million of deferred compensation expense associated with the run-off of a previous compensation program.
6.    EMEA: Europe, Middle East and Africa. MENA: Middle East and North Africa. Greater China: China, Hong Kong, Macau and Taiwan.
7.    n.m.: "not meaningful", represented by a percentage change of greater than 100%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months Ended March 31, 2021				Three months Ended March 31, 2020
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$363.7	54.4	31.4	$449.5	$418.9	48.1	25.4	$492.4
Capital Markets	216.9	74.2	29.3	320.4	247.4	73.2	21.7	342.3
Property & Facility Management	1,494.8	344.1	575.1	2,414.0	1,458.8	375.0	532.0	2,365.8
Project & Development Services	269.8	183.7	98.3	551.8	306.4	203.2	94.8	604.4
Advisory, Consulting and Other	98.7	59.8	51.7	210.2	91.6	56.4	38.2	186.2
RES revenue	$2,443.9	716.2	785.8	$3,945.9	$2,523.1	755.9	712.1	$3,991.1
LaSalle				91.2				104.9
Consolidated revenue				$4,037.1				$4,096.0

Revenue before reimbursements
Leasing	$359.9	54.4	31.4	$445.7	$414.9	48.0	25.4	$488.3
Capital Markets	217.2	74.1	28.7	320.0	246.0	73.1	20.5	339.6
Property & Facility Management	294.5	213.8	239.8	748.1	267.9	210.6	266.1	744.6
Project & Development Services	106.1	161.5	68.3	335.9	121.3	186.0	77.3	384.6
Advisory, Consulting and Other	80.5	59.0	50.7	190.2	79.5	55.5	37.9	172.9
RES revenue before reimbursements	$1,058.2	562.8	418.9	$2,039.9	$1,129.6	573.1	427.2	$2,130.0
LaSalle				89.7				103.1
Consolidated revenue before reimbursements				$2,129.6				$2,233.0

Fee revenue
Leasing	$351.4	50.3	27.8	$429.5	$405.6	47.0	22.6	$475.2
Capital Markets	206.6	70.3	28.4	305.3	246.6	68.8	18.7	334.1
Property & Facility Management	146.5	77.0	81.2	304.7	128.7	77.9	73.3	279.9
Project & Development Services	81.3	59.2	29.6	170.1	93.4	66.1	28.8	188.3
Advisory, Consulting and Other	46.9	54.7	46.2	147.8	44.1	50.7	34.3	129.1
RES fee revenue	$832.7	311.5	213.2	$1,357.4	$918.4	310.5	177.7	$1,406.6
LaSalle				85.3				98.6
Consolidated fee revenue				$1,442.7				$1,505.2